Exhibit 99.1

August 30, 2013

ABF Freight System, Inc., and the Teamsters have reached another contract extension through September 30, 2013, as the two parties work through the process for resolving the two remaining supplemental agreements to the ABF National Master Freight Agreement.

The national agreement was approved on June 27 by a majority of Teamster employees. As previously noted, the increases in contributions to health, welfare and pension plans that were supposed to begin August 1 will not take effect as scheduled until the two remaining supplemental agreements are resolved.